SETTLEMENT AGREEMENT AND GENERAL RELEASE

The following is a Settlement Agreement and General Release (the "Agreement") by and among THE SMALL BUSINESS COMPANY, INC. (hereafter referred to as "SBCO") and, TERRY OSTROWIAK (hereafter referred to as “OSTROWIAK ”, regarding any and all past and present known and unknown claims and disputes (and their future effects) that have arisen or could arise out of the events described in the recitals below. SBCO and OSTROWIAK may be collectively referred to herein as the "PARTIES".

For the purposes of this Agreement, the PARTIES addresses of record are 674 Via de la Valle, Ste. 226, Solana Beach, CA 92075.

Definitions

“Effective date” shall mean “effective date” shall mean that all of the transactions contemplated herein, including but not limited to those related to the issuance of stock pursuant to the terms of this Agreement will have occurred on or before June 30, 2008.

Recitals

A. SBCO is a corporation duly formed, existing, and operating in good standing under the laws of the State of Delaware.

B. On or about January 1, 2008, OSTROWIAK and SBCO entered into a written consulting agreement whereby OSTROWIAK agreed to provide consulting services to SBCO.

The consulting agreement is attached to this settlement agreement and incorporated herein by reference. The terms of the consulting agreement provided that SBCO would pay OSTROWIAK cash money upon presentation of his invoice for payment. OSTROWIAK presented his invoice for a total of sixteen thousand, six hundred and sixty seven dollars [$16,667.00] to SBCO for payment. SBCO offered to pay OSTROWIAK in shares of restricted stock rather than cash money, and the PARTIES thereafter entered into good faith negotiations in this regard. This culminated in SBCO offering, and OSTROWIAK agreeing to accepting an issuance of restricted common shares instead of cash money to retire the debt, and that the cost basis evaluation for such issuance shall be set at two cents [$0.02] per share, equaling a total issuance of eight hundred and thirty three thousand, three hundred and fifty [833,350] restricted shares.

C. The PARTIES, having negotiated in good faith, with a view to resolve the claims of OSTROWIAK without formal mediation, arbitration or litigation, agree to the following.

Incorporation of Recitals

1. The contents of the Recitals above are incorporated herein by reference as though fully set out. The PARTIES waive any rules of construction making the Recitals inapplicable in construing or enforcing this Agreement.

Terms and Conditions

2. Settlement Amount. After this Agreement is signed by all the PARTIES, SBCO agrees to take action by resolution of its board of directors to [1] formally accept the terms of this Agreement; and, [2] direct its transfer agent to issue eight hundred and thirty three thousand, three hundred and fifty [833,350] restricted shares in SBCO as full and final payment to OSTROWIAK for all sums due and payable to him under the consulting agreement.

4. Release of Claims. In further consideration of the mutual covenants hereto, and except as otherwise provided herein, the PARTIES agree on behalf of themselves their heirs, executors, administrators, successors, agents, employees, officers, and board members as the case may be, to irrevocably and unconditionally release and forever discharge each and the other, their agents, directors, officers, employees, representatives, insurance carriers, attorneys, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives, insurance carriers, and attorneys of such divisions, subsidiaries, and affiliates), and their predecessors, successors, heirs, executors, administrators, and assigns, and all persons acting by, through, under, or in concert with any of them (collectively "Releasees"), of and from any and all claims, actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorney fees and costs actually incurred), of any nature whatsoever, known or unknown, in law or equity, arising out of the facts contained in the Recitals [incorporated by reference herein as though fully set out], as well as any other claims based on constitutional, statutory, common law, or regulatory grounds.

5. Limitation of Waiver, Future Suits and Proceedings. Except as provided for herein, the PARTIES promise not to institute any future suits or proceedings at law or in equity or any administrative proceedings against each and the other for or on account of any claim or cause of action arising out of the facts in the Recitals herein [incorporated by reference as though fully set out].

6. Disclaimer of Liability and Future References. This General Release and Settlement Agreement does not constitute and shall not be construed as an admission of liability or wrongdoing by any party, its agents, employees, or successors, with respect to any claims asserted by OSTROWIAK.

7. Full Knowledge and Volition; Civil Code §1542 Waiver. This is intended, as a full and complete release and discharge of any or all claims that OSTROWIAK may or might have or had against SBCO, and in accepting said sum and stated terms and conditions OSTROWIAK does so in full settlement, release and discharge of any and all such claims, and intends to and does hereby release and discharge SBCO of and from any and all liability of any nature whatsoever for all claims arising out of the Recitals herein, specifically including, but not limited to, all contract and consequential damages to OSTROWIAK on account of said events alleged in the Recitals, as well as for all consequences, effects and results thereto and resulting damages to OSTROWIAK, whether the same or any circumstances pertaining thereto are now known or unknown to OSTROWIAK or anyone else, expected or unexpected by OSTROWIAK or anyone else, or have already appeared or developed or may now be latent or may in the future appear or develop or become known to OSTROWIAK or anyone else, and all rights under Section 1542 of the Civil Code of the State of California are hereby expressly waived by OSTROWIAK, who understands, and has had the opportunity to meet and confer with counsel of his choice as to the effects of waiving Section 1542, that said Section provides as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

8. Resolution of All Claims. OSTROWIAK acknowledges and understands that this Agreement specifically includes and resolves any and all claims that he may individually have against SBCO regarding the subject matter hereof.

9. Materiality of All Conditions and Obligations. Except as otherwise expressly provided in this agreement the PARTIES understand and acknowledge that all of the conditions and obligations in this Agreement are material and that the non-occurrence or breach of any such condition or obligation by a party is not allowed and shall result in the other party being entitled to assert any and all rights it may have in law or equity.

10. Complete Agreement. This General Release and Settlement Agreement contains the entire Agreement between OSTROWIAK and SBCO and there is no agreement on the part of either PARTY to do any act or thing other than as expressly stated in this Agreement. There will also be no modifications or amendments to this Agreement unless they are in writing, signed by all of the PARTIES.

11. Counterpart Originals. This Agreement may be signed in counterparts and facsimile signatures are agreed to be as effective as the original for purposes of this Agreement. It is also agreed by the PARTIES that counterpart signatures, once collected and exchanged unilaterally, shall all be collectively construed to be a complete document when combined with other counterpart signatures.

12. Governing Law; Jurisdiction. This Agreement shall be construed and enforced under California law. The PARTIES agree that the Superior Court for the State of California, County of San Diego, shall have jurisdiction over any dispute arising over the terms, conditions, application or interpretation of this Agreement. Should any legal dispute between the PARTIES arise, and legal action is commenced, then the prevailing party to any such litigation shall recover, as an element of costs, their reasonable attorney fees.

13. Corporate Authority. All necessary corporate action has been taken to enter into this Agreement and comply with its terms. The corporate and other business entities who execute this Agreement on behalf of the PARTIES have complete and sole authority to enter into this Agreement on behalf of their respective entities.

14. Notices; Delivery. Any covenants herein requiring SBCO to deliver stock certificates to OSTROWIAK shall be made to 674 Via de la Valle, Ste. 226, Solana Beach, CA 92075, or such other address as OSTROWIAK may direct.

15. ACKNOWLEDGMENT. THE PARTIES ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ THIS GENERAL RELEASE AND SETTLEMENT AGREEMENT AND UNDERSTAND ITS CONTENTS AND CONSEQUENCES; THAT EACH HAS BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF CHOICE; THATOSTROWIAK UNDERSTANDS THE EFFECT OF HIS WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542; THAT THE ONLY PROMISES MADE TOOSTROWIAK TO SIGN THIS AGREEMENT ARE THOSE STATED IN THE AGREEMENT; THATOSTROWIAK HAS HAD SUFFICIENT TIME TO REVIEW THIS AGREEMENT; AND, THATOSTROWIAK IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, WITHOUT ANY COERCION, OR DURESS.OSTROWIAK ALSO ACKNOWLEDGES THAT HE HAS NOT RELIED ON ANY REPRESENTATIONS, PROMISES, OR AGREEMENT OF ANY KIND MADE TO HIM IN CONNECTION WITH HIS DECISION TO ACCEPT THE SETTLEMENT EXCEPT THOSE SET FORTH IN THIS DOCUMENT.

"OSTROWIAK”
“TERRY OSTROWIAK"

By:		Dated: JUNE 1, 2008
TERRY OSTROWIAK

"SBCO”
“THE SMALL BUSINESS COMPANY, INC."

By:	Dated: June 1, 2008
THE SMALL BUSINESS COMPANY, INC.
By: [Printed Name]: DAVID LARSON
Position: PRESIDENT, CHIEF EXECUTIVE OFFICER